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                                                                    EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the use of our report included in this Registration Statement and to the incorporation by reference in this Registration Statement of our report dated February 16, 2000 included in MGC Communications, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1999 and Current Report on Form 8-K dated March 13, 2000 and to all references to our Firm included in this Registration Statement.

                                                  /s/ ARTHUR ANDERSEN LLP
                                               ---------------------------------

Las Vegas, Nevada

July 21, 2000